As filed with the Securities and Exchange

Commission on October 31, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

IMS Health Incorporated

(Exact Name of Registrant as Specified in its Charter)

Delaware	06-1506026
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

1499 Post Road

Fairfield, Connecticut 06824

(Address of Principal Executive Offices) (Zip Code)

1998 IMS Health Incorporated Employees’ Stock Incentive Plan (Full Title of the Plan)

Robert H. Steinfeld, Esq.

Senior Vice President, General Counsel and Secretary

IMS Health Incorporated

1499 Post Road

Fairfield, Connecticut 06824

(Name and Address of Agent For Service)

(203) 319-4700

(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount Of Registration Fee (1)
Common Stock, par value $0.01 per share (2)	10,483,765	$26.90	$282,013,278.50	$30,175.42

(1)  Pursuant to Rule 457(h) under the Securities Act of 1933, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of the registration fee have been computed on the basis of the average high and low price per share of Common Stock as reported on the New York Stock Exchange on October 24, 2006.

(2)  Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover additional shares of Common Stock which may become issuable by reason of any stock split, stock dividend, recapitalization or other similar transactions.

This Registration Statement on Form S-8 is filed by IMS Health Incorporated (the “Company”) for the purpose of registering an additional 10,483,765 shares of common stock, par value $0.01 per share (the “Common Stock”), issuable and/or deliverable pursuant to the 1998 IMS Health Incorporated Employees’ Stock Incentive Plan (the “Plan”), as amended and restated as of May 5, 2006.  The Company has previously registered an aggregate of 26,000,000 shares of its Common Stock (after giving effect to stock splits) and 2,626,000 options to purchase Common Stock (after giving effect to stock splits) issuable under the Plan pursuant to the Registration Statement, filed December 18, 1998, File No. 333-69195 (the “Initial Registration Statement”), and the Post-Effective Amendment No. 1 to the Initial Registration Statement, filed January 14, 1999, File No. 333-69195 (collectively, the “Prior Registration Statements”).

Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated by reference in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

The following documents previously filed with the Commission by the Company are incorporated by reference in this Registration Statement:

(a)           The Prior Registration Statements;

(b)           The Company’s Annual Report on Form 10-K, filed with the Commission on February 21, 2006;

(c)           All other documents filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Annual Report referred to in (b) above; and

(d)           The description of the Common Stock contained in the Company’s Form 10-12B/A filed with the Commission on June 17, 1998.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 before the filing of a post-effective amendment which indicates that all shares of Common Stock offered have been sold, or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded only shall be deemed as so modified or superseded.

Item 8.    Exhibits

The following exhibits are incorporated herein by reference as indicated or filed herewith.

Exhibit Number	Description of Exhibits

4.1

Restated Certificate of Incorporation of IMS Health Incorporated, dated May 29, 1998 (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 10, filed on June 12, 1998).

4.2

Amendment of Restated Certificate of Incorporation of IMS Health Incorporated, dated March 22, 1999 (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, filed on May 17, 1999).

4.3	Amended and Restated By-laws of IMS Health Incorporated (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on February 18, 2005).

5.1	Opinion of Sullivan & Cromwell LLP*.

10.1

1998 IMS Health Incorporated Employees’ Stock Incentive Plan, as amended and restated as of May 5, 2006 (incorporated by reference to Appendix B to the Company’s Proxy Statement on Schedule 14A, filed on March 24, 2006).

23.1	Consent of PricewaterhouseCoopers LLP.*

23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).*

24	Power of attorney (included in signature page).*

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Fairfield, State of Connecticut, on October 31, 2006.

IMS HEALTH INCORPORATED

By:	/s/ David R. Carlucci
Name: David R. Carlucci
Title: Chief Executive Officer, President and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.  Each person whose signature appears below hereby constitutes David R. Carlucci, such person’s true and lawful attorneys, with full power to them and each of them to sign for such person and in such person’s name and capacity indicated below any and all amendments to this Registration Statement, hereby ratifying and confirming such person’s signature as it may be signed by said attorney(s) to any and all such amendments.

Signature	Title	Date

/s/ David R. Carlucci	Chief Executive Officer, President	October 31, 2006
David R. Carlucci	and Director

/s/ Leslye G. Katz	Vice President and Controller	October 31, 2006
Leslye G. Katz	(Principal Accounting and Acting Principal
Financial Officer)

/s/ Constantine L. Clemente	Director	October 31, 2006
Constantine L. Clemente

/s/ James D. Edwards	Director	October 31, 2006
James D. Edwards

/s/ Kathryn E. Giusti	Director	October 31, 2006
Kathryn E. Giusti

/s/ John P. Imlay, Jr.	Director	October 31, 2006
John P. Imlay, Jr.

/s/ Robert J. Kamerschen	Director	October 31, 2006
Robert J. Kamerschen

/s/ H. Eugene Lockhart	Director	October 31, 2006
H. Eugene Lockhart

/s/ M. Bernard Puckett	Director	October 31, 2006
M. Bernard Puckett

/s/ William C. Van Faasen	Director	October 31, 2006
William C. Van Faasen

INDEX OF EXHIBITS

Exhibit Number	Description of Exhibits

4.1

Restated Certificate of Incorporation of IMS Health Incorporated, dated May 29, 1998 (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 10, filed on June 12, 1998).

4.2

Amendment of Restated Certificate of Incorporation of IMS Health Incorporated, dated March 22, 1999 (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, filed on May 17, 1999).

4.3	Amended and Restated By-laws of IMS Health Incorporated (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on February 18, 2005).

5.1	Opinion of Sullivan & Cromwell LLP.*

10.1

1998 IMS Health Incorporated Employees’ Stock Incentive Plan, as amended and restated as of May 5, 2006 (incorporated by reference to Appendix B to the Company’s Proxy Statement on Schedule 14A, filed on March 24, 2006).

23.1	Consent of PricewaterhouseCoopers LLP.*

23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).*

24	Power of attorney (included in signature page).*

* Filed herewith